Exhibit 10.1

Loan Extension Agreement

This Loan Extension Agreement (“Extension”) is entered into as of October 31, 2024, to be effective October 3, 2024 (the “Effective Date”), by and between Koligo Therapeutics Inc, (“Borrower”), Orgenesis Inc (“ORGS”) and Yehuda Nir (“Lender”). Borrower and Lender may each be referred to herein as a “Party,” and collectively as the “Parties”.

WHEREAS: Lender and Borrower are parties that certain Loan Agreement dated July 3, 2024, pursuant to which Lender has lent the principal amount of US $2,000,000 to Borrower (the “Loan Agreement”) attached hereto as Exhibit B; and

NOW THEREFORE, the Parties hereby agree as follows:

1.1	The maturity dates of the Loan Agreement will be extended to November 30, 2024. All references in the Loan Agreement to Maturity Date shall now mean November 30, 2024.

1.2	The principal Loan Amount as of the Effective Date is US $ 2,049,315 (the “Loan Amount”) and all interest calculations as of the Effective date shall be in accordance with this updated Loan Amount.

1.3	Lender will be awarded warrants to purchase 200,000 Common shares of ORGS at a price of $1.03, such warrant to expire one year after the Maturity date.

1.4	The Exercise Price of the Warrants listed in EXHIBIT A of this Agreement are hereby changed to US $1.03. All references in the Warrants to Exercise Price shall now mean US $1.03.

1.5	For the avoidance of doubt, following ORGS’s 1-for-10 reverse stock split of its common stock dated September 23, 2024, the number of Common Shares available for Lender to purchase pursuant to the warrants agreements listed in EXHIBIT A is changed from the number specified on the Warrant agreements to the quantity as per Exhibit A of this Agreement

2.	GENERAL PROVISIONS.

2.1	The Loan Agreement is hereby amended only to the extent necessary to give full effect to this Extension. Unless expressly specified herein, all other terms and conditions specified in the Loan Agreement shall apply and shall remain in full force and effect. Capitalized terms used not defined herein shall have the meaning ascribed to them in the Loan Agreement. In the event of any conflict between the terms of this Extension and the terms of the Loan Agreement, the terms of this Extension shall prevail.

2.2	This Extension may be executed in any number of counterparts, including in facsimile and scanned format, each of which shall be deemed an original and enforceable against the Party actually executing such counterpart and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Loan Extension Agreement, as of the date first above written.

THE LENDER:

/s/ Yehuda Nir

KOLIGO THERAPEUTICS INC.

/s/ Vered Caplan
Name:	Vered Caplan
Title:	Chief Executive Officer

ORGENESIS INC agrees to the terms of this agreement

/s/ Vered Caplan
Name:	Vered Caplan
Title:	Chief Executive Officer